Exhibit 10.2

                                                Norwest Equipment Finance, Inc.
                                                Suite 300, Investors Building
                                                733 Marquette Avenue
                                                Minneapolis, MN 55479-2048

June 28, 1996

Mr. Richard Pieper, Vice President
Winthrop Resources Corporation
1015 Opus Center
9900 Bren Road East
Minnetonka, MN 55343

Dear Rich:

I am pleased to inform you that Norwest Equipment Finance, Inc. (NEFI) has approved the following conditional lines of credit for Winthrop Resources Corporation (the "Company"):

1. $8,000,000 bridge line priced at a variable rate 1/4% over Norwest Bank Minnesota's base rate with interest due monthly. The purpose of the line will be to bridge fund leases between inception and permanent funding. The line will be secured by specific leases assigned to NEFI and the underlying equipment. Advances will be evidenced by separate notes for each lease and will have 120 day maturities and should have a committed take out source for permanent funding. Advances will not exceed 100% of the equipment cost and will be at a minimum $100,000. Unless terminated sooner, this line will expire on 6/30/97.

         Documentation for this line will include:

         a)  Original or certified copy of Master lease
         b)  Original schedule
         c)  Assignment and Master Security Agreement
         d)  Note
         e) Original D & A (certified copies acceptable if a large number of Certificates per schedule)
         f)  UCC filings (only in Minnesota)
         g) Evidence of ownership or bridge advance pays vendor for equipment under lease being bridged

In addition, we will continue to consider advances for permanent funding of lease streams on a recourse basis at NEFI's sole discretion. Pricing will vary depending on size, term, credit quality of lessee and amount of recourse. We anticipate funding leases under three recourse amounts, 15%, 50% and 100%.



Mr. Richard Pieper
June 28, 1996
Page 2


As additional conditions for this line, the Company will provide NEFI with the following information:

- -    Quarterly financial statements within 45 days of each quarter end.
- -    Annual audited financial statements within 90 days of year-end.
- -    Financial statements and other such information as NEFI may require on each of the lessees.

If you concur with the terms outlined, please sign below and return one copy for our files.

Sincerely,

 /s/ Mark Nyquist
Mark Nyquist
Assistant Vice President


Winthrop Resources Corporation

By   /s/ Richard Pieper

Its   Vice President